Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor Contact:	Aida Orphan	Media Contact:	Elizabeth Owen
	Levi Strauss & Co.		Levi Strauss & Co.
	(415) 501-6194		(415) 501-7777
	Investor-Relations@levi.com		NewsMediaRequests@levi.com

LEVI STRAUSS & CO. REPORTS THIRD-QUARTER 2024 FINANCIAL RESULTS
REPORTED NET REVENUES FLAT, UP 2% CONSTANT CURRENCY, LEVI’S® BRAND UP 5%
GROSS MARGIN ROSE 440 BPS YEAR OVER YEAR TO 60.0%
DILUTED EPS OF $0.05, ADJUSTED DILUTED EPS OF $0.33, UP 18% YEAR OVER YEAR
COMPANY UPDATES FY NET REVENUE AND REAFFIRMS ADJ DILUTED EPS GUIDANCE RANGE OF $1.17 TO $1.27
COMPANY ANNOUNCES STRATEGIC REVIEW OF THE DOCKERS® BRAND

SAN FRANCISCO (October 2, 2024) – Levi Strauss & Co. (NYSE: LEVI) today announced financial results for the third quarter ended August 25, 2024.

“The underlying fundamentals of our business are getting stronger, driven by the Levi’s® brand, which grew 5% globally in Q3, a significant acceleration from H1 and the highest revenue growth in two years. We are making progress against our strategic priorities, including double-digit growth in our direct-to-consumer business, continued positive performance in the U.S., and Europe inflecting to growth,” said Michelle Gass, President and CEO of Levi Strauss & Co. “Looking to Q4 and beyond, we will amplify our focus on the Levi’s® brand, exemplified by our new campaign with Beyoncé and an innovative product pipeline designed to build momentum with our fans around the world.”

“We delivered significant margin expansion and double-digit adjusted diluted EPS growth in Q3,” said Harmit Singh, Chief Financial and Growth Officer of Levi Strauss & Co. “Based on the continued strength of the Levi’s brand, we expect sequential progression to continue into Q4 as we accelerate revenue and profitability. We are also taking decisive actions to address the areas where we’ve underperformed, including our decision to evaluate strategic alternatives for Dockers®. We remain confident in our ability to drive long-term shareholder value.”
Financial Highlights
•Net Revenues of $1.5 billion were flat on a reported basis, despite 160 basis points of FX headwind, and 2% higher on a constant-currency basis versus Q3 2023. Adjusting for the $15 million impact of the exit of the Denizen® business, net revenues would have been up 1% on a reported basis and 3% in constant-currency. The Levi’s® brand was up 5% globally.
•In the Americas, net revenues decreased 1% on a reported basis and were flat on a constant-currency basis. Adjusting for the exit of the Denizen® business, the Americas was up 2%.
•In Europe, net revenues increased 6% on a reported basis and 7% on a constant-currency basis, reflecting positive growth across a majority of markets and in both channels.
•Asia net revenues were roughly in line with prior year on a reported basis and up 4% on a constant-currency basis.
•Other Brands net revenues decreased 7% on a reported basis and 5% on a constant-currency basis. Dockers® decreased 15% on a reported basis and 13% on a constant-currency basis. Beyond Yoga® increased 19% on a reported and constant-currency basis.

•DTC (Direct-to-Consumer) net revenues increased 10% on a reported basis and 12% on a constant-currency basis. DTC growth reflected a 12% increase in the U.S. and a 9% increase in Europe. Net revenues from e-commerce grew 16% on a reported basis and 18% on a constant-currency basis. DTC comprised 44% of total net revenues in the third quarter.
•Wholesale net revenues decreased 6% on a reported basis and 5% on a constant-currency basis. Adjusting for the exit of the Denizen® business, wholesale net revenues declined 3%.

	Net Revenues				Operating Income (loss)		% Increase (Decrease)
	Three Months Ended		% Increase (Decrease)		Three Months Ended
($ millions)	August 25, 2024	August 27, 2023	As Reported	Constant Currency	August 25, 2024	August 27, 2023	As Reported
Americas	$757	$767	(1)%	—%	$174	$136	28%
Europe	$407	$384	6%	7%	$83	$68	22%
Asia	$247	$246	—%	4%	$28	$30	(6)%
Other Brands	$106	$114	(7)%	(5)%	$(8)	$(2)	*
___________
* Not meaningful

•Operating margin was 2.0% compared to 2.3% in Q3 2023 inclusive of an impairment charge of $111 million related to the Beyond Yoga® acquisition. Adjusted EBIT margin increased 250 basis points to 11.6% from 9.1% last year on a reported basis primarily due to higher gross margin.
◦Gross margin increased 440 basis points to 60.0% from 55.6% in Q3 2023 primarily driven by lower product costs and favorable channel and brand mix.
◦Selling, general and administrative (SG&A) expenses were $766 million compared to $713 million in Q3 2023. Adjusted SG&A was up 4.8% to $735 million compared to $702 million last year. As a percentage of sales, adjusted SG&A was 48.5% compared to 46.4% last year.
◦Restructuring charges were $3 million related to Project Fuel.
◦Goodwill and other intangible asset impairment charges were $111 million related to the Beyond Yoga® acquisition.
•Interest and other expenses, net, which include foreign exchange losses, were $11 million in the aggregate compared to $38 million in Q3 2023.
•The effective income tax rate was (4.1)%, compared to 386.6% in Q3 2023.
•Net income was $21 million compared to net income of $10 million in Q3 2023. Adjusted net income was $132 million compared to $112 million in Q3 2023.
•Diluted earnings per share was $0.05 compared to $0.02 in Q3 2023. Adjusted diluted earnings per share was $0.33 compared to $0.28 in Q3 2023.

	Three Months Ended		Increase (Decrease) As Reported	Increase (Decrease) Constant Currency	Nine Months Ended		Increase (Decrease) As Reported	Increase (Decrease) Constant Currency
($ millions, except per-share amounts)	August 25, 2024	August 27, 2023			August 25, 2024	August 27, 2023
Net revenues	$1,517	$1,511	—%	2%	$4,516	$4,537	—%	—%
Net income	$21	$10	116%	*	$28	$123	(77)%	*
Adjusted net income	$132	$112	18%	20%	$301	$262	15%	17%
Adjusted EBIT	$175	$138	27%	31%	$403	$355	14%	17%
Diluted earnings per share	$0.05	$0.02	3¢	*	$0.07	$0.31	(24)¢	*
Adjusted diluted earnings per share	$0.33	$0.28	5¢	5¢	$0.75	$0.65	10¢	11¢
___________
* Not provided

Additional information regarding Adjusted SG&A, Adjusted EBIT, Adjusted EBIT margin, Adjusted net income, Adjusted diluted earnings per share, as well as amounts presented on a constant-currency basis, all of which are non-GAAP financial measures, is provided at the end of this press release.

Balance Sheet Review as of August 25, 2024
•Cash and cash equivalents were $577 million, while total liquidity was approximately $1.3 billion.
•Total inventories decreased 7% on a dollar basis.
Shareholder Returns
The company returned approximately $69 million to shareholders in the third quarter, a 45% increase over prior year, including:
•Dividends of $52 million, representing a dividend of $0.13 per share.
•Share repurchases of $18 million, reflecting 1.0 million shares retired.
As of August 25, 2024, the company had $621 million remaining under its current share repurchase authorization, which has no expiration date.
The company has declared a dividend of $0.13 per share totaling approximately $52 million. The dividend is payable in cash on November 14, 2024, to the holders of record of Class A common stock and Class B common stock at the close of business on October 29, 2024.

Review of Strategic Alternatives for Dockers®
The Company announced that it has initiated a formal review of strategic alternatives for the Dockers® brand, which could include a potential sale or other strategic transaction. The Company has retained Bank of America as its financial advisor. The Company has not set a deadline or definitive timetable for the completion of the strategic alternatives review process, and there can be no assurance that this process will result in any transaction or particular outcome.
Fiscal 2024 Guidance
•Reported net revenues are expected to grow approximately 1%, and constant-currency net revenues are expected to grow 1.5% to 2%.

•The Company expects adjusted diluted EPS to be at the mid-point of the previously guided range of $1.17 to $1.27.
•More details will be provided during the earnings conference call.
This outlook also assumes no significant worsening of macro-economic pressures on the consumer, inflationary pressures, supply chain disruptions, or currency impacts. Adjusted diluted EPS is a non-GAAP measure. A reconciliation of non-GAAP forward looking information to the corresponding GAAP measures cannot be provided without unreasonable efforts due to the challenge in quantifying various items including but not limited to, the effects of foreign currency fluctuations, taxes, and any future restructuring, restructuring-related, severance and other charges.
Investor Conference Call
To access the conference call, please pre-register on
https://register.vevent.com/register/BI36ad1641c6a64b80b570f7b026b61cb1 and you will receive confirmation with dial-in details. A live webcast of the event can be accessed on
https://edge.media-server.com/mmc/p/i383ju84.

A replay of the webcast will be available on http://investors.levistrauss.com starting approximately two hours after the event and archived on the site for one quarter.
About Levi Strauss & Co.
Levi Strauss & Co. is one of the world's largest brand-name apparel companies and a global leader in jeanswear. The company designs and markets jeans, casual wear and related accessories for men, women and children under the Levi's®, Dockers®, Signature by Levi Strauss & Co.™, Denizen® and Beyond Yoga® brands. Its products are sold in more than 110 countries worldwide through a combination of chain retailers, department stores, online sites, and a global footprint of approximately 3,400 brand-dedicated stores and shop-in-shops. Levi Strauss & Co.'s reported 2023 net revenues were $6.2 billion. For more information, go to http://levistrauss.com, and for financial news and announcements go to http://investors.levistrauss.com.
Forward Looking Statements
This press release and related conference call contain, in addition to historical information, forward-looking statements, including statements related to: future financial results, including the company's expectations for the full fiscal year 2024 net revenues, adjusted diluted earnings per share and effective tax rate; the ongoing restructuring of our operations and our ability to achieve any anticipated cost savings associated with such restructuring; inflationary pressures; fluctuations in foreign currency exchange rates; global economic conditions; supply chain constraints and disruptions; future dividend payments; future share repurchases; performance of our wholesale and DTC businesses; future inventory levels and our ability to execute against our long-term business strategies. The company has based these forward-looking statements on its current assumptions, expectations and projections about future events. Words such as, but not limited to, “believe,” “will,” “so we can,” “when,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are used to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are necessarily estimates reflecting the best judgment of senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Investors should consider the information contained in the company's filings with the U.S. Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for fiscal year 2023 and its Quarterly Report on Form 10-Q for the quarter ended August 25, 2024, especially in the “Management's Discussion and Analysis of Financial Condition and Results of Operations” section. Other unknown or unpredictable factors also could have material adverse effects on future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release and related conference call may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated or, if no date is stated, as of the date of this press release and related conference call. The company is not under any obligation and does not intend to update or revise any of the forward-looking statements contained in this press release and related conference call to reflect circumstances existing after the date of this press release and related conference call or to reflect the occurrence of future events, even if such circumstances or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.
Non-GAAP Financial Measures
The company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP) and the rules of the SEC. To supplement its financial statements prepared and presented in accordance with GAAP, the company uses certain non-GAAP financial measures, such as Adjusted SG&A, Adjusted SG&A margin, Adjusted EBIT (both reported and on a constant-currency basis), Adjusted EBIT margin (both reported and on a constant-currency basis), Adjusted EBITDA, Adjusted net income (both reported and on a constant-currency basis), Adjusted net income margin, Adjusted diluted earnings per share (both reported and on a constant-currency basis) and constant-currency net revenues, Adjusted free cash flow and return on invested capital to provide investors with additional useful information about its financial performance, to enhance the overall understanding of its past performance and future prospects and to allow for greater transparency with respect to important metrics used by management for financial and operating decision-making. The company presents these non-GAAP financial measures to assist investors in seeing its financial performance from management's view and because it believes they provide an additional tool for investors to use in computing the company's core financial performance over multiple periods with other companies in its industry. The tables found below present Adjusted SG&A, Adjusted SG&A margin, Adjusted EBIT (both reported and on a constant-currency basis), Adjusted EBIT margin (both reported and on a constant-currency basis), Adjusted EBITDA, Adjusted net income (both reported and on a constant-currency basis), Adjusted net income margin (both reported and on a constant-currency basis), Adjusted diluted earnings per share (both reported and on a constant-currency basis) and constant-currency net revenues, Adjusted free cash flow, and return on invested capital, and corresponding reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. Certain items that may be excluded or included in non-GAAP financial measures may be significant items that could impact the company’s financial position, results of operations and cash flows and should therefore be considered in assessing the company’s actual financial condition and performance. Non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgment by management in determining how they are formulated. Some specific limitations include but are not limited to, the fact that such non-GAAP financial measures: (a) do not reflect cash outlays for capital expenditures, contractual commitments or liabilities including pension obligations, post-retirement health benefit obligations and income tax liabilities; (b) do not reflect changes in, or cash requirements for, working capital requirements; and (c) do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on indebtedness. In addition, non-GAAP financial measures may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies. As a result, non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the company's financial results prepared in accordance with GAAP. The company urges investors to review the reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate its business. See “RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES” below for reconciliation to the most comparable GAAP financial measures. A reconciliation of non-GAAP forward looking information to the corresponding GAAP measures cannot be provided without unreasonable efforts due to the challenge in quantifying various items including but not limited to, the effects of foreign currency fluctuations, taxes, and any future restructuring, restructuring-related, severance and other charges.
Constant-currency
The company reports certain operating results on a constant-currency basis in order to facilitate period-to-period comparisons of its results without regard to the impact of fluctuating foreign currency exchange rates. The term foreign currency exchange rates refers to the exchange rates used to translate the company's operating results for all countries where the functional currency is not the U.S. Dollar into U.S. Dollars. Because the company is a global company, foreign currency exchange rates used for translation may have a significant effect on its reported results. In general, the company's financial results are affected positively by a weaker U.S. Dollar and are affected negatively by a stronger U.S. Dollar as compared to the foreign currencies in which it conducts its business. References to operating results on a constant-currency basis mean operating results without the impact of foreign currency exchange rate fluctuations.
The company believes disclosure of constant-currency results is helpful to investors because it facilitates period-to-period comparisons of its results by increasing the transparency of the underlying performance by excluding the impact of fluctuating foreign currency exchange rates. However, constant-currency results are non-GAAP financial measures and are not meant to be considered as an alternative or substitute for comparable measures prepared in accordance with GAAP. Constant-currency results have no standardized meaning prescribed by GAAP, are not prepared under any comprehensive set of accounting rules or principles and should be read in conjunction with the company's consolidated financial statements prepared in accordance with GAAP. Constant-currency results have limitations in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.
The company calculates constant-currency amounts by translating local currency amounts in the prior-year period at actual foreign exchange rates for the current period. Constant-currency results do not eliminate the transaction currency impact, which primarily include the realized and unrealized gains and losses recognized from the measurement and remeasurement of purchases and sales of products in a currency other than the functional currency. Additionally, gross margin is impacted by gains and losses related to the procurement of inventory, primarily products sourced in EUR and USD, by the company's global sourcing organization on behalf of its foreign subsidiaries.
Source: Levi Strauss & Co. Investor Relations
# # #

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	August 25, 2024	November 26, 2023

	(Dollars in millions)
ASSETS
Current Assets:
Cash and cash equivalents	$577.1	$398.8
Trade receivables, net	679.5	752.7
Inventories	1,275.2	1,290.1
Other current assets	213.7	196.0
Total current assets	2,745.5	2,637.6
Property, plant and equipment, net	699.1	680.7
Goodwill	280.8	303.7
Other intangible assets, net	198.4	267.6
Deferred tax assets, net	777.8	729.5
Operating lease right-of-use assets, net	1,103.0	1,033.9
Other non-current assets	448.9	400.6
Total assets	$6,253.5	$6,053.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	667.8	567.9
Accrued salaries, wages and employee benefits	209.6	214.9
Accrued sales returns and allowances	181.3	189.8
Short-term operating lease liabilities	254.2	245.5
Other accrued liabilities	633.2	569.4
Total current liabilities	1,946.1	1,787.5
Long-term debt	1,020.5	1,009.4
Long-term operating lease liabilities	969.9	913.1
Long-term employee related benefits and other liabilities	443.9	297.2
Total liabilities	4,380.4	4,007.2

Commitments and contingencies

Stockholders’ Equity:
Common stock — $0.001 par value; 1,200,000,000 Class A shares authorized, 104,374,812 shares and 102,104,670 shares issued and outstanding as of August 25, 2024 and November 26, 2023, respectively; and 422,000,000 Class B shares authorized, 292,352,695 shares and 295,243,353 shares issued and outstanding, as of August 25, 2024 and November 26, 2023, respectively	0.4	0.4
Additional paid-in capital	720.0	686.7
Retained earnings	1,571.2	1,750.2
Accumulated other comprehensive loss	(418.5)	(390.9)
Total stockholders’ equity	1,873.1	2,046.4
Total liabilities and stockholders’ equity	$6,253.5	$6,053.6

The notes accompanying the consolidated financial statements in the company's Form 10-Q for the third quarter of fiscal 2024 are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Nine Months Ended
	August 25, 2024	August 27, 2023	August 25, 2024	August 27, 2023

	(Dollars in millions, except per share amounts) (Unaudited)
Net revenues	$1,516.8	$1,511.0	$4,515.6	$4,536.7
Cost of goods sold	606.1	671.5	1,826.7	1,970.7
Gross profit	910.7	839.5	2,688.9	2,566.0
Selling, general and administrative expenses	765.6	713.0	2,345.5	2,254.4
Restructuring charges, net	3.4	1.5	174.7	19.3
Goodwill and other intangible asset impairment charges	111.4	90.2	116.9	90.2
Operating income	30.3	34.8	51.8	202.1
Interest expense	(10.1)	(11.5)	(30.4)	(35.4)
Other expense, net	(0.4)	(26.7)	(2.3)	(38.1)
Income (loss) before income taxes	19.8	(3.4)	19.1	128.6
Income tax (benefit) expense	(0.9)	(13.0)	(8.9)	5.9
Net income	$20.7	$9.6	$28.0	$122.7
Earnings per common share:
Basic	$0.05	$0.02	$0.07	$0.31
Diluted	$0.05	$0.02	$0.07	$0.31
Weighted-average common shares outstanding:
Basic	398,187,049	397,767,394	398,642,455	396,969,596
Diluted	402,398,064	400,992,735	402,848,679	401,454,820

The notes accompanying the consolidated financial statements in the company's Form 10-Q for the third quarter of fiscal 2024 are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	August 25, 2024	August 27, 2023

	(Dollars in millions) (Unaudited)
Cash Flows from Operating Activities:
Net income	$28.0	$122.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	138.8	122.2
Goodwill and intangible asset impairment	116.9	90.2
Property, plant, and equipment impairment, and early lease terminations, net	12.1	25.0
Stock-based compensation	48.2	56.4
Deferred income taxes	(68.6)	(77.0)
Other, net	12.6	4.5
Net change in operating assets and liabilities	313.1	(167.4)
Net cash provided by operating activities	601.1	176.6
Cash Flows from Investing Activities:
Purchases of property, plant and equipment	(161.8)	(250.4)
Payment for business acquisition	(34.4)	(8.6)
Proceeds on settlement of forward foreign exchange contracts not designated for hedge accounting, net	5.3	27.3
Proceeds from sale, maturity and collection of short-term investments	—	70.8
Other investing activities, net	(1.3)	—
Net cash used for investing activities	(192.2)	(160.9)
Cash Flows from Financing Activities:
Proceeds from senior revolving credit facility	—	200.0
Repayments of senior revolving credit facility	—	(175.0)
Repurchase of common stock	(59.7)	(8.1)
Tax withholdings on equity awards	(21.1)	(21.2)
Dividends to stockholders	(147.1)	(142.9)
Other financing activities, net	(1.2)	8.1
Net cash used for financing activities	(229.1)	(139.1)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(1.5)	(11.8)
Net increase (decrease) in cash and cash equivalents and restricted cash	178.3	(135.2)
Beginning cash and cash equivalents	398.8	429.7
Ending cash and cash equivalents	$577.1	$294.5

Noncash Investing Activity:
Property, plant and equipment acquired and not yet paid at end of period	$61.4	$38.4
Right-of-use assets acquired in exchange for operating lease liabilities	30.6	—
Right-of-use assets acquired in exchange for finance lease obligation	14.0	—
Supplemental disclosure of cash flow information:
Cash paid for income taxes during the period, net of refunds	75.7	66.8

The notes accompanying the consolidated financial statements in the company's Form 10-Q for the third quarter of fiscal 2024 are an integral part of these consolidated financial statements.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
FOR THE THIRD QUARTER OF 2024
The following information relates to non-GAAP financial measures, and should be read in conjunction with the investor call held on October 2, 2024, discussing the company’s financial condition and results of operations as of and for the quarter and year ended August 25, 2024.
We define the following non-GAAP measures as follows:

Most comparable GAAP measure	Non-GAAP measure	Non-GAAP measure definition
Selling, general and administration (“SG&A”) expenses	Adjusted SG&A
SG&A expenses excluding acquisition and integration related charges, property, plant, and equipment, right-of-use asset impairment, and early lease terminations, net and restructuring related charges, severance and other, net

SG&A margin	Adjusted SG&A margin	Adjusted SG&A as a percentage of net revenues
Net income	Adjusted EBIT
Net income excluding income tax (benefit) expense, interest expense, other expense, net, acquisition and integration related charges, property, plant, equipment, right-of-use asset impairment and early lease terminations, net, goodwill and other intangible asset impairment charges, restructuring charges, net and restructuring related charges, severance and other, net

Net income margin	Adjusted EBIT margin	Adjusted EBIT as a percentage of net revenues
Net income	Adjusted EBITDA	Adjusted EBIT excluding depreciation and amortization expense
Net income	Adjusted net income
Net income excluding acquisition and integration related charges, property, plant, equipment, right-of-use asset impairment charges and early lease terminations, net, goodwill and other intangible asset impairment charges, restructuring charges, net and restructuring related charges, severance and other, net, and pension settlement loss, adjusted to give effect to the income tax impact of such adjustments

Net income margin	Adjusted net income margin	Adjusted net income as a percentage of net revenues
Diluted earnings per share	Adjusted diluted earnings per share	Adjusted net income per weighted-average number of diluted common shares outstanding

Adjusted SG&A:

	Three Months Ended		Nine Months Ended
	August 25, 2024	August 27, 2023	August 25, 2024	August 27, 2023

	(Dollars in millions)
	(Unaudited)
Most comparable GAAP measure:
Selling, general and administrative expenses	$765.6	$713.0	$2,345.5	$2,254.4

Non-GAAP measure:
Selling, general and administrative expenses	$765.6	$713.0	$2,345.5	$2,254.4
Acquisition and integration related charges(1)	—	(1.3)	(4.0)	(3.8)
Property, plant, equipment, right-of-use asset impairment, and early lease terminations, net(2)	(11.1)	(9.8)	(11.1)	(24.7)
Restructuring related charges, severance and other, net(3)	(19.2)	(0.2)	(44.6)	(14.5)
Adjusted SG&A	$735.3	$701.7	$2,285.8	$2,211.4

SG&A margin	50.5%	47.2%	51.9%	49.7%
Adjusted SG&A margin	48.5%	46.4%	50.6%	48.7%
_____________
(1)Acquisition and integration related charges includes acquisition-related compensation subject to the continued employment of certain Beyond Yoga® employees. In the first quarter of 2024, their employment ceased, resulting in the acceleration of the remaining compensation.
(2)For the three-month and nine-month periods ended August 25, 2024, property, plant, equipment, right-of-use asset impairment, and early lease terminations, net primarily includes $11.1 million of impairments related to technology projects discontinued as a result of Project Fuel.
For the three-month period ended August 27, 2023, property, plant, equipment, right-of-use asset impairment, and early lease terminations, net primarily includes $6.1 million of capitalized internal-use software as a result of the decision to discontinue certain technology projects, as well as $3.7 million of impairment related to other discontinued projects. For the nine-month period ended August 27, 2023, property, plant, equipment, right-of-use asset impairment, and early lease terminations, net primarily includes $24.9 million of capitalized internal-use software as a result of the decision to discontinue certain technology projects, a $3.9 million gain on the early termination of store leases related to the Russia-Ukraine war, and $3.7 million of impairment related to other discontinued projects.
(3)For the three-month period ended August 25, 2024, restructuring related charges, severance, and other, net primarily relates to consulting fees associated with our restructuring initiative of $19.0 million, an estimated legal settlement accrual of $4.0 million and certain executive separation charges of $0.5 million, offset by a favorable sales-tax related settlement of $4.4 million.
For the nine-month period ended August 25, 2024, restructuring related charges, severance, and other, net primarily relates to consulting fees associated with our restructuring initiative of $34.3 million, legal settlements of $9.5 million and certain executive separation charges of $2.7 million and transaction and deal related costs of $1.7 million, offset by a favorable sales-tax related settlement of $4.4 million.
For the nine-month period ended August 27, 2023, restructuring related charges, severance, and other, net primarily relates to certain executive severance and separation charges, costs associated with the wind-down of the Russia business and other transaction and deal related costs.

Adjusted EBIT and Adjusted EBITDA:
The following table presents a reconciliation of net income, the most directly comparable financial measure calculated in accordance with GAAP, to Adjusted EBIT and Adjusted EBITDA for each of the periods presented.

	Three Months Ended		Nine Months Ended
	August 25, 2024	August 27, 2023	August 25, 2024	August 27, 2023

	(Dollars in millions)
	(Unaudited)
Most comparable GAAP measure:
Net income	$20.7	$9.6	$28.0	$122.7

Non-GAAP measure:
Net income	$20.7	$9.6	$28.0	$122.7
Income tax (benefit) expense	(0.9)	(13.0)	(8.9)	5.9
Interest expense	10.1	11.5	30.4	35.4
Other expense, net	0.4	26.7	2.3	38.1
Acquisition and integration related charges(1)	—	1.3	4.0	3.8
Property, plant, equipment, right-of-use asset impairment and early lease terminations, net(2)	11.1	9.8	11.1	24.7
Goodwill and other intangible asset impairment charges(3)	111.4	90.2	116.9	90.2
Restructuring charges, net(4)	3.4	1.5	174.7	19.3
Restructuring related charges, severance and other, net(5)	19.2	0.2	44.6	14.5
Adjusted EBIT	$175.4	$137.8	$403.1	$354.6
Depreciation and amortization	49.9	41.6	138.5	118.8
Adjusted EBITDA	$225.3	$179.4	$541.6	$473.4

Net income margin	1.4%	0.6%	0.6%	2.7%
Adjusted EBIT margin	11.6%	9.1%	8.9%	7.8%
_____________
(1)Acquisition and integration related charges includes acquisition-related compensation subject to the continued employment of certain Beyond Yoga® employees. In the first quarter of 2024, their employment ceased, resulting in the acceleration of the remaining compensation.
(2)For the three-month and nine-month periods ended August 25, 2024, property, plant, equipment, right-of-use asset impairment, and early lease terminations, net primarily includes $11.1 million of impairments related to technology projects discontinued as a result of Project Fuel.
For the three-month period ended August 27, 2023, property, plant, equipment, right-of-use asset impairment, and early lease terminations, net primarily includes $6.1 million of capitalized internal-use software as a result of the decision to discontinue certain technology projects, as well as $3.7 million of impairment related to other discontinued projects. For the nine-month period ended August 27, 2023, property, plant, equipment, right-of-use asset impairment, and early lease terminations, net primarily includes $24.9 million of capitalized internal-use software as a result of the decision to discontinue certain technology projects, a $3.9 million gain on the early termination of store leases related to the Russia-Ukraine war, and $3.7 million of impairment related to other discontinued projects.
(3)For the three-month and nine-month periods ended August 25, 2024, goodwill and other intangible asset impairment charges includes impairment charges of $36.3 million related to Beyond Yoga® reporting unit goodwill, $66.0 million related to the Beyond Yoga® trademark and $9.1 million related to the Beyond Yoga® customer relationship intangible assets. Additionally, the nine-month period ended August 25, 2024 includes a $5.5 million goodwill impairment charge related to our footwear business.
For the three-month and nine-month periods ended August 27, 2023, goodwill and other intangible asset impairment charges includes impairment charges of $75.4 million related to Beyond Yoga® reporting unit goodwill and $14.8 million related to the Beyond Yoga® trademark.
(4)For the three-month and nine-month periods ended August 25, 2024, restructuring charges, net includes $3.4 million and $174.7 million, respectively, related to Project Fuel consisting primarily of severance and other post-employment benefit charges.

For the three-month and nine-month periods ended August 27, 2023, restructuring charges, net primarily includes net restructuring charges of $1.5 million and $19.3 million, respectively, recognized in connection with the 2022 restructuring initiative.
(5)For the three-month period ended August 25, 2024, restructuring related charges, severance, and other, net primarily relates to consulting fees associated with our restructuring initiative of $19.0 million, an estimated legal settlement accrual of $4.0 million and certain executive separation charges of $0.5 million, offset by a favorable sales-tax related settlement of $4.4 million.
For the nine-month period ended August 25, 2024, restructuring related charges, severance, and other, net primarily relates to consulting fees associated with our restructuring initiative of $34.3 million, legal settlements of $9.5 million and certain executive separation charges of $2.7 million and transaction and deal related costs of $1.7 million, offset by a favorable sales-tax related settlement of $4.4 million.
For the nine-month period ended August 27, 2023 restructuring related charges, severance, and other, net primarily includes other executive severance and separation charges, costs associated with the wind-down of the Russia business and other transaction and deal related costs.

Adjusted Net Income:

	Three Months Ended		Nine Months Ended		Twelve Months Ended
	August 25, 2024	August 27, 2023	August 25, 2024	August 27, 2023	August 25, 2024	August 27, 2023

	(Dollars in millions)
	(Unaudited)
Most comparable GAAP measure:
Net income	$20.7	$9.6	$28.0	$122.7	$154.9	$273.3

Non-GAAP measure:
Net income	$20.7	$9.6	$28.0	$122.7	$154.9	$273.3
Acquisition and integration related charges(1)	—	1.3	4.0	3.8	5.2	5.2
Property, plant, equipment, right-of-use asset impairment and early lease terminations, net(2)	11.1	9.8	11.1	24.7	49.8	14.4
Goodwill and other intangible asset impairment charges(3)	111.4	90.2	116.9	90.2	116.9	90.2
Restructuring charges, net(4)	3.4	1.5	174.7	19.3	175.7	31.7
Restructuring related charges, severance and other, net(5)	15.1	0.2	40.5	14.5	48.6	16.3
Pension settlement loss(6)	—	19.0	—	19.0	—	19.0
Unrealized gains on marketable securities	—	—	—	—	—	(19.9)
Tax impact of adjustments(7)	(29.8)	(19.6)	(74.6)	(32.2)	(71.8)	(31.6)
Adjusted net income	$131.9	$112.0	$300.6	$262.0	$479.3	$398.6

Net income margin	1.4%	0.6%	0.6%	2.7%
Adjusted net income margin	8.7%	7.4%	6.7%	5.8%
_____________
(1)Acquisition and integration related charges includes acquisition-related compensation subject to the continued employment of certain Beyond Yoga® employees. In the first quarter of 2024, their employment ceased, resulting in the acceleration of the remaining compensation.
(2)For the three-month and nine-month periods ended August 25, 2024, property, plant, equipment, right-of-use asset impairment, and early lease terminations, net primarily includes $11.1 million of impairments related to technology projects discontinued as a result of Project Fuel.
For the three-month period ended August 27, 2023, property, plant, equipment, right-of-use asset impairment, and early lease terminations, net primarily includes $6.1 million of capitalized internal-use software as a result of the decision to discontinue certain technology projects, as well as $3.7 million of impairment related to other discontinued projects. For the nine-month period ended August 27, 2023, property, plant, equipment, right-of-use asset impairment, and early lease terminations, net primarily includes $24.9 million of capitalized internal-use software as a result of the decision to discontinue certain technology projects, a $3.9 million gain on the early termination of store leases related to the Russia-Ukraine war, and $3.7 million of impairment related to other discontinued projects.
(3)For the three-month and nine-month periods ended August 25, 2024, goodwill and other intangible asset impairment charges includes impairment charges of $36.3 million related to Beyond Yoga® reporting unit goodwill, $66.0 million related to the Beyond Yoga® trademark and $9.1 million related to the Beyond Yoga customer relationship intangible assets. Additionally, the nine-month period ended August 25, 2024 includes a $5.5 million goodwill impairment charge related to our footwear business.
For the three-month and nine-month periods ended August 27, 2023, goodwill and other intangible asset impairment charges includes impairment charges of $75.4 million related to Beyond Yoga® reporting unit goodwill and $14.8 million related to the Beyond Yoga® trademark.
(4)For the three-month and nine-month periods ended August 25, 2024, restructuring charges, net includes $3.4 million and $174.7 million, respectively, related to Project Fuel consisting primarily of severance and other post-employment benefit charges.
For the three-month and nine-month periods ended August 27, 2023, restructuring charges, net primarily includes net restructuring charges of $1.5 million and $19.3 million, respectively, recognized in connection with the 2022 restructuring initiative.
(5)For the three-month period ended August 25, 2024, restructuring related charges, severance, and other, net primarily includes consulting fees associated with our restructuring initiative of $19.0 million, an estimated legal settlement accrual of $4.0 million and certain executive separation charges of $0.5 million, offset by a favorable sales-tax related settlement of $4.4 million, as well as an insurance recovery of $2.7 million and a government subsidy gain of $1.4 million, both of which were recorded within Other expense, net.
The nine-month period ended August 25, 2024 restructuring related charges, severance, and other, net primarily includes consulting fees associated with our restructuring initiative of $34.3 million, legal settlements of $9.5 million and certain executive separation charges of $2.7 million and transaction and deal related costs of $1.7 million, offset by a favorable sales-tax related settlement of $4.4 million, as well as an insurance recovery of $2.7 million and a government subsidy gain of $1.4 million, both of which were recorded within Other expense, net.
For the nine-month period ended August 27, 2023 restructuring related charges, severance, and other, net primarily includes other executive severance and separation charges, costs associated with the wind-down of the Russia business and other transaction and deal related costs.
(6)For the three-month and nine-month periods ended August 27, 2023, the pension settlement relates to the Company purchasing nonparticipating annuity contracts in order to transfer certain retiree liabilities to an insurer, resulting in a one-time settlement charge of $19.0 million.
(7)Tax impact calculated using the annual effective tax rate, excluding discrete costs and benefits. The tax impact of the Beyond Yoga® impairment charges were calculated using the U.S. specific tax rate of 24%. Excluding the impact of the Beyond Yoga® impairment charges, the effective tax rate for the three-month and nine-month periods ended August 25, 2024 was approximately 20% and 14%, respectively. For the three-month and nine-month periods ended August 27, 2023, the effective tax rate was approximately 10% and 13%, respectively.

Adjusted Diluted Earnings per Share:

	Three Months Ended		Nine Months Ended
	August 25, 2024	August 27, 2023	August 25, 2024	August 27, 2023

	(Unaudited)
Most comparable GAAP measure:
Diluted earnings per share	$0.05	$0.02	$0.07	$0.31

Non-GAAP measure:
Diluted earnings per share	$0.05	$0.02	$0.07	$0.31
Acquisition and integration related charges(1)	—	—	0.01	0.01
Property, plant, equipment, right-of-use asset impairment and early lease terminations, net(2)	0.03	0.03	0.03	0.06
Goodwill and other intangible asset impairment charges(3)	0.28	0.22	0.30	0.22
Restructuring charges, net(4)	0.01	—	0.43	0.04
Restructuring related charges, severance and other, net(5)	0.04	—	0.10	0.04
Pension settlement loss(6)	—	0.05	—	0.05
Tax impact of adjustments(7)	(0.08)	(0.04)	(0.19)	(0.08)
Adjusted diluted earnings per share	$0.33	$0.28	$0.75	$0.65
_____________
(1)Acquisition and integration related charges includes acquisition-related compensation subject to the continued employment of certain Beyond Yoga® employees. In the first quarter of 2024, their employment ceased, resulting in the acceleration of the remaining compensation.
(2)For the three-month and nine-month periods ended August 25, 2024, property, plant, equipment, right-of-use asset impairment, and early lease terminations, net primarily includes $11.1 million of impairments related to technology projects discontinued as a result of Project Fuel.
For the three-month period ended August 27, 2023, property, plant, equipment, right-of-use asset impairment, and early lease terminations, net primarily includes $6.1 million of capitalized internal-use software as a result of the decision to discontinue certain technology projects, as well as $3.7 million of impairment related to other discontinued projects. For the nine-month period ended August 27, 2023, property, plant, equipment, right-of-use asset impairment, and early lease terminations, net primarily includes $24.9 million of capitalized internal-use software as a result of the decision to discontinue certain technology projects, a $3.9 million gain on the early termination of store leases related to the Russia-Ukraine war, and $3.7 million of impairment related to other discontinued projects.
(3)For the three-month and nine-month periods ended August 25, 2024, goodwill and other intangible asset impairment charges includes impairment charges of $36.3 million related to Beyond Yoga® reporting unit goodwill, $66.0 million related to the Beyond Yoga® trademark and $9.1 million related to the Beyond Yoga® customer relationship intangible assets. Additionally, the nine-month period ended August 25, 2024 includes a $5.5 million goodwill impairment charge related to our footwear business.
For the three-month and nine-month periods ended August 27, 2023, goodwill and other intangible asset impairment charges includes impairment charges of $75.4 million related to Beyond Yoga® reporting unit goodwill and $14.8 million related to the Beyond Yoga® trademark.
(4)For the three-month and nine-month periods ended August 25, 2024, restructuring charges, net includes $3.4 million and $174.7 million, respectively, related to Project Fuel consisting primarily of severance and other post-employment benefit charges.

For the three-month and nine-month periods ended August 27, 2023, restructuring charges, net primarily includes net restructuring charges of $1.5 million and $19.3 million, respectively, recognized in connection with the 2022 restructuring initiative.
(5)For the three-month period ended August 25, 2024, restructuring related charges, severance, and other, net primarily includes consulting fees associated with our restructuring initiative of $19.0 million, an estimated legal settlement accrual of $4.0 million and certain executive separation charges of $0.5 million, offset by a favorable sales-tax related settlement of $4.4 million, as well as an insurance recovery of $2.7 million and a government subsidy gain of $1.4 million, both of which were recorded within Other expense, net.
For the nine-month period ended August 25, 2024 restructuring related charges, severance, and other, net primarily relates to consulting fees associated with our restructuring initiative of $34.3 million, legal settlements of $9.5 million and certain executive separation charges of $2.7 million and transaction and deal related costs of $1.7 million, offset by a favorable sales-tax related settlement of $4.4 million, as well as an insurance recovery of $2.7 million and a government subsidy gain of $1.4 million, both of which were recorded within Other expense, net.
For the nine-month period ended August 27, 2023 restructuring related charges, severance, and other, net primarily includes other executive severance and separation charges, costs associated with the wind-down of the Russia business and other transaction and deal related costs.
(6)For the three-month and nine-month periods ended August 27, 2023, the pension settlement relates to the Company purchasing nonparticipating annuity contracts in order to transfer certain retiree liabilities to an insurer, resulting in a one-time settlement charge of $19.0 million.
(7)Tax impact calculated using the annual effective tax rate, excluding discrete costs and benefits. The tax impact of the Beyond Yoga® impairment charges were calculated using the U.S. specific tax rate of 24%. Excluding the impact of the Beyond Yoga® impairment charges, the effective tax rate for the three-month and nine-month periods ended August 25, 2024 was approximately 20% and 14%, respectively. For the three-month and nine-month periods ended August 27, 2023, the effective tax rate was approximately 10% and 13%, respectively.

Adjusted Free Cash Flow:
We define Adjusted free cash flow, a non-GAAP financial measure, as net cash flow from operating activities less purchases of property, plant and equipment. We believe Adjusted free cash flow is an important liquidity measure of the cash that is available after capital expenditures for operational expenses and investment in our business. We believe Adjusted free cash flow is useful to investors because it measures our ability to generate or use cash. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet, invest in future growth and return capital to stockholders.
The following table presents a reconciliation of net cash flow from operating activities, the most directly comparable financial measure calculated in accordance with GAAP, to Adjusted free cash flow for each of the periods presented.

	Three Months Ended		Nine Months Ended
	August 25, 2024	August 27, 2023	August 25, 2024	August 27, 2023

	(Dollars in millions)
	(Unaudited)
Most comparable GAAP measure:
Net cash provided by operating activities	$52.3	$51.2	$601.1	$176.6
Net cash used for investing activities	(50.8)	(79.4)	(192.2)	(160.9)
Net cash used for financing activities	(66.2)	(145.0)	(229.1)	(139.1)
Non-GAAP measure:

Net cash provided by operating activities	$52.3	$51.2	$601.1	$176.6
Purchases of property, plant and equipment	(50.0)	(69.0)	(161.8)	(250.4)
Adjusted free cash flow	$2.3	$(17.8)	$439.3	$(73.8)

Return on Invested Capital:
We define Return on invested capital ("ROIC") as the trailing four quarters of Adjusted net income before interest and after taxes divided by the average trailing five quarters of total invested capital. We define earnings before interest and after taxes as Adjusted net income plus interest expense and income tax expense less an income tax adjustment. We define total invested capital as total debt plus shareholders' equity less cash and short-term investments. We believe ROIC is useful to investors as it quantifies how efficiently we generated operating income relative to the capital we have invested in the business.
Our calculation of ROIC is considered a non-GAAP financial measure because we calculate ROIC using the non-GAAP metric Adjusted net income. Although ROIC is a standard financial metric, numerous methods exist for calculating a company's ROIC. As a result, the method we use to calculate our ROIC may differ from the methods used by other companies. This metric is not defined by GAAP and should not be considered as an alternative to earnings measures defined by GAAP.
The table below sets forth the calculation of ROIC for each of the periods presented.

	Trailing Four Quarters
	August 25, 2024	August 27, 2023

	(Dollars in millions)
	(Unaudited)
Net income	$154.9	$273.3

Numerator
Adjusted net income(1)	$479.3	$398.6
Interest expense	40.9	44.8
Adjusted income tax expense	72.8	26.4
Adjusted net income before interest and taxes	593.0	469.8
Income tax adjustment(2)	(78.2)	(29.2)
Adjusted net income before interest and after taxes	$514.8	$440.6
_____________
(1)Adjusted net income is reconciled from net income which is the most comparable GAAP measure. Refer to Adjusted Net Income table for more information.
(2) Tax impact calculated using the trailing four quarters effective tax rate, excluding discrete costs and benefits.

	Average Trailing Five Quarters
	August 25, 2024	August 27, 2023

	(Dollars in millions)
	(Unaudited)
Denominator
Total debt, including operating lease liabilities	$2,177.0	$2,151.9
Shareholders' equity	1,958.1	1,915.9
Cash and Short-term investments	(485.7)	(437.5)
Total invested Capital	$3,649.4	$3,630.3

Net income to Total invested capital	4.2%	7.5%
Return on Invested Capital	14.1%	12.1%

Constant-Currency:
We calculate constant-currency amounts by translating local currency amounts in the prior year period at actual foreign exchange rates for the current period.

Constant-Currency Net Revenues:
The table below sets forth the calculation of net revenues by segment on a constant-currency basis for the comparison periods applicable to the three-month and nine-month periods ended August 25, 2024:

	Three Months Ended			Nine Months Ended
	August 25, 2024	August 27, 2023	% Increase (Decrease)	August 25, 2024	August 27, 2023	% Increase (Decrease)

	(Dollars in millions)
	(Unaudited)
Total net revenues
As reported	$1,516.8	$1,511.0	0.4%	$4,515.6	$4,536.7	(0.5)%
Impact of foreign currency exchange rates	—	(24.4)	*	—	(39.1)	*
Constant-currency net revenues	$1,516.8	$1,486.6	2.0%	$4,515.6	$4,497.6	0.4%

Americas
As reported	$757.2	$766.7	(1.2)%	$2,205.2	$2,198.6	0.3%
Impact of foreign currency exchange rates	—	(11.3)	*	—	0.2	*
Constant-currency net revenues - Americas	$757.2	$755.4	0.2%	$2,205.2	$2,198.8	0.3%

Europe
As reported	$406.6	$384.1	5.9%	$1,183.8	$1,200.5	(1.4)%
Impact of foreign currency exchange rates	—	(2.6)	*	—	1.1	*
Constant-currency net revenues - Europe	$406.6	$381.5	6.6%	$1,183.8	$1,201.6	(1.5)%

Asia
As reported	$247.1	$246.5	0.3%	$795.9	$797.7	(0.2)%
Impact of foreign currency exchange rates	—	(8.2)	*	—	(38.3)	*
Constant-currency net revenues - Asia	$247.1	$238.3	3.7%	$795.9	$759.4	4.8%

Other Brands
As reported	$105.9	$113.7	(6.9)%	$330.7	$339.9	(2.7)%
Impact of foreign currency exchange rates	—	(2.3)	*	—	(2.1)	*
Constant-currency net revenues - Other Brands	$105.9	$111.4	(5.0)%	$330.7	$337.8	(2.1)%

Dockers
As reported	$73.7	$86.7	(15.1)%	$233.5	$254.8	(8.4)%
Impact of foreign currency exchange rates	—	(2.3)	*	—	(2.1)	*
Constant-currency net revenues - Dockers	$73.7	$84.4	(12.7)%	$233.5	$252.7	(7.6)%

Beyond Yoga®
As reported	$32.2	$27.0	19.3%	$97.2	$85.1	14.1%
Impact of foreign currency exchange rates	—	—	*	—	—	*
Constant-currency net revenues - Beyond Yoga®	$32.2	$27.0	19.3%	$97.2	$85.1	14.1%
___________

* Not meaningful

The table below sets forth the calculation of net revenues by channel on a constant-currency basis for the comparison periods applicable to the three-month and nine-month periods ended August 25, 2024:

	Three Months Ended			Nine Months Ended
	August 25, 2024	August 27, 2023	% Increase (Decrease)	August 25, 2024	August 27, 2023	% Increase (Decrease)

	(Dollars in millions)
	(Unaudited)
Total net revenues
As reported	$1,516.8	$1,511.0	0.4%	$4,515.6	$4,536.7	(0.5)%
Impact of foreign currency exchange rates	—	(24.4)	*	—	(39.1)	*
Constant-currency net revenues	$1,516.8	$1,486.6	2.0%	$4,515.6	$4,497.6	0.4%

Wholesale
As reported	$847.7	$902.1	(6.0)%	$2,419.9	$2,602.3	(7.0)%
Impact of foreign currency exchange rates	—	(12.9)	*	—	(10.5)	*
Constant-currency net revenues - Wholesale	$847.7	$889.2	(4.7)%	$2,419.9	$2,591.8	(6.6)%

DTC
As reported	$669.1	$608.9	9.9%	$2,095.7	$1,934.4	8.3%
Impact of foreign currency exchange rates	—	(11.5)	*	—	(28.6)	*
Constant-currency net revenues - DTC	$669.1	$597.4	12.0%	$2,095.7	$1,905.8	10.0%
___________
* Not meaningful

Constant-Currency Adjusted EBIT and Constant Currency Adjusted EBIT margin:

	Three Months Ended			Nine Months Ended
	August 25, 2024	August 27, 2023	% Increase (Decrease)	August 25, 2024	August 27, 2023	% Increase (Decrease)

	(Dollars in millions)
	(Unaudited)
Adjusted EBIT(1)	$175.4	$137.8	27.3%	$403.1	$354.6	13.7%
Impact of foreign currency exchange rates	—	(4.4)	*	—	(8.9)	*
Constant-currency Adjusted EBIT	$175.4	$133.4	31.4%	$403.1	$345.7	16.6%

Adjusted EBIT margin	11.6%	9.1%	27.5%	8.9%	7.8%	14.1%
Impact of foreign currency exchange rates	—	(0.1)	*	—	(0.1)	*
Constant-currency Adjusted EBIT margin(2)	11.6%	9.0%	28.9%	8.9%	7.7%	15.6%
_____________
(1)Adjusted EBIT is reconciled from net income which is the most comparable GAAP measure. Refer to Adjusted EBIT and Adjusted EBITDA table for more information.
(2)We define constant-currency Adjusted EBIT margin as constant-currency Adjusted EBIT as a percentage of constant-currency net revenues.
* Not meaningful

Constant-Currency Adjusted Net Income and Adjusted Diluted Earnings per Share:

	Three Months Ended			Nine Months Ended
	August 25, 2024	August 27, 2023	% Increase (Decrease)	August 25, 2024	August 27, 2023	% Increase (Decrease)

	(Dollars in millions, except per share amounts)
	(Unaudited)
Adjusted net income(1)	$131.9	$112.0	17.8%	$300.6	$262.0	14.7%
Impact of foreign currency exchange rates	—	(1.7)	*	—	(4.7)	*
Constant-currency Adjusted net income	$131.9	$110.3	19.6%	$300.6	$257.3	16.8%
Constant-currency Adjusted net income margin(2)	8.7%	7.4%		6.7%	5.7%

Adjusted diluted earnings per share	$0.33	$0.28	17.9%	$0.75	$0.65	15.4%
Impact of foreign currency exchange rates	—	—	*	—	(0.01)	*
Constant-currency Adjusted diluted earnings per share	$0.33	$0.28	17.9%	$0.75	$0.64	17.2%
_____________
(1)Adjusted net income is reconciled from net income which is the most comparable GAAP measure. Refer to Adjusted net income table for more information.
(2)We define constant-currency Adjusted net income margin as constant-currency Adjusted net income as a percentage of constant-currency net revenues.
* Not meaningful